                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]        Preliminary Proxy Statement
[x]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Material Pursuant to section 240.14a-11(C) or section
           240.14a-12

                    WESTWOOD HOMESTEAD FINANCIAL CORPORATION
                    ----------------------------------------
                (Name of Registrant as Specified in its Charter)

                    WESTWOOD HOMESTEAD FINANCIAL CORPORATION
                    ----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]       No fee required.
[ ]       Fee computed on table below per Exchange Act Rules
          14a-6(I)(4)(1)  and 0-11.

         1. Title of each class of securities to which transaction applies:

            ---------------------------------------------------------------

         2. Aggregate number of securities to which transaction applies:

            ---------------------------------------------------------------

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            ---------------------------------------------------------------

         4. Proposed maximum aggregate value of transaction:

            ---------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1. Amount Previously Paid:

            ---------------------------------------------------------------

         2. Form, Schedule or Registration Statement No.:

            ---------------------------------------------------------------

         3. Filing Party:

            ---------------------------------------------------------------

         4. Date Filed:

            ---------------------------------------------------------------

--------------------------------------------------------------------------------

                    WESTWOOD HOMESTEAD FINANCIAL CORPORATION
                              3002 HARRISON AVENUE
                           CINCINNATI, OHIO 45211-5789
                                 (513) 661-5735
--------------------------------------------------------------------------------



                                 March 10, 1999




Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Westwood Homestead Financial Corporation to be held at the main office of The Westwood Homestead Savings Bank, 3002 Harrison Avenue, Cincinnati, Ohio on Monday, April 12, 1999 at 9:00 a.m., local time. Your Board of Directors and Management look forward to personally greeting those stockholders able to attend.

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as a representative of KPMG Peat Marwick LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

         WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. On behalf of your Board of Directors, thank you for your interest and support.

                                           Sincerely,




                                           Michael P. Brennan
                                           President and Chief Executive Officer

--------------------------------------------------------------------------------

                    WESTWOOD HOMESTEAD FINANCIAL CORPORATION
                              3002 HARRISON AVENUE
                           CINCINNATI, OHIO 45211-5789
                                 (513) 661-5735
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 12, 1999
--------------------------------------------------------------------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Westwood Homestead Financial Corporation (the "Company"), will be held at the main office of The Westwood Homestead Savings Bank, 3002 Harrison Avenue, Cincinnati, Ohio at 9:00 a.m. on Monday, April 12, 1999.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon the election of two directors of the Company, and the transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposal at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of busi ness on March 2, 1999 are the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

         You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         MARY ANN JACOBS
                                         SECRETARY
Cincinnati, Ohio
March 10, 1999
--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE ACT PROMPTLY.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       OF
                    WESTWOOD HOMESTEAD FINANCIAL CORPORATION
                              3002 HARRISON AVENUE
                           CINCINNATI, OHIO 45211-5789

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 12, 1999
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     General
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Westwood Homestead Financial Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of The Westwood Homestead Savings Bank, 3002 Harrison Avenue, Cincinnati, Ohio on Monday, April 12, 1999, at 9:00 a.m., local time. The accompanying notice of meeting and this Proxy Statement are being first mailed to stockholders on or about March 10, 1999.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company, at the address shown above, by filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW IN THIS PROXY STATEMENT TO BE CONSIDERED AT THE MEETING. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting. Proxies marked as abstentions, and shares held in street name which have been designated by brokers on proxies as not voted, will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes will, however, be treated as shares present for purposes of determining whether a quorum is present.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         The securities entitled to notice of and to vote at the Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on March 2, 1999 (the "Record Date"), are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 2,288,818 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Meeting.

         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934 with the Company and the Securities and Exchange Commission ("SEC"). Based on such reports, management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of Common Stock as of the Record Date. The following table sets forth, as of the Record Date, certain information as to those persons who were the beneficial owners of more than five percent (5%) of the Company's outstanding shares of Common Stock, the shares beneficially owned by the Company's Chief Executive Officer and the shares of Common Stock beneficially owned by all executive officers and directors of the Company as a group.

                                                                                         Percent of Shares
Name and Address                                      Amount and Nature of                of Common Stock
of Beneficial Owner                                  Beneficial Ownership(1)                Outstanding
-------------------                                  -----------------------                -----------

Westwood Homestead Financial Corporation                     274,820   (2)                     12.01%
Employee Stock Ownership Plan ("ESOP")
3002 Harrison Avenue
Cincinnati, Ohio  45211-5789

Michael P. Brennan                                           106,204   (3)                      4.64%
President and Chief Executive Officer
The Westwood Homestead Savings Bank
3002 Harrison Avenue
Cincinnati, Ohio  45211-5785

All Executive Officers and Directors                         344,775   (4)                     15.06%
as a Group (10 persons)

------------------
(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; and stock in which the individual either has or shares voting and/or investment power. Each person or relative of such person whose shares are included herein exercises sole (or shared with a spouse or other relative) voting and dispositive power as to the shares reported.

(2) These shares are currently held in a suspense account for future allocation and distribution among participants as the loan used to purchase the shares is repaid. The ESOP trustees vote all allocated shares in accordance with the instructions of the participating employees. Allocated shares (60,494) and unallocated shares (214,326) for which no instructions have been received are voted by the trustees in the same proportion as participants vote allocated stock; provided that, in the absence of any voting directions as to allocated stock, ([iota]) the Company's Board of Directors shall direct the trustees as to the voting of all shares of unallocated stock, and ([iota][iota]) in the absence of such direction from the Company's Board of Directors, the ESOP trustees shall have sole discretion as to the voting of such shares.

(3) Includes 36,032 shares underlying currently exercisable stock options granted under the Company's 1997 Stock Option Plan (the "Option Plan"), 11,373 shares awarded through the Company's Management Recognition Plan ("MRP"), 10,520 shares of Common Stock allocated through the Company's Employee Stock Ownership Plan ("ESOP"), 30,783 shares beneficially owned in his capacity as trustee of the trust for the Company's Directors' Retirement Plan, 17,000 shares over which Mr. Brennan has direct ownership, and 496 vested shares held by Mr. Brennan's 401k Plan. His 401k has 124 unvested shares. See "Executive Compensation" and "Director Compensation."

(4) Includes 81,070 shares which the directors and officers own individually, 26,471 shares allocated to officers under the ESOP, 94,454 shares underlying currently exercisable stock options granted to directors and executive officers under the Option Plan, 28,711 shares awarded to the directors and executive officers under the MRP, and 83,286 shares with respect to which Directors Bennet, Bockhorst, Heimerdinger, Higley and Jacobs have voting power by virtue of their positions as trustees of a trust formed to hold assets of the MRP. Also includes 30,783 shares which Mr. Brennan and one other officer have the authority to vote in their capacity as trustees of the trust for the Company's Directors' Retirement Plan. Does not include shares with respect to which Directors Bennet, Bockhorst, Heimerdinger, Higley and Jacobs have voting power by virtue of their positions as trustees of the trust holding 274,820 shares of the ESOP. See "Directors' Compensation."

--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Company's Board of Directors is composed of eight members. The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors has nominated Robert H. Bockhorst and Raymond J. Brinkman, each of whom is currently a member of the Board, to serve as directors for a three-year period.

         If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

         Under the Company's Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the Meeting. Votes which are not cast at the Meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or against the election of a nominee.

         Unless otherwise specified on the proxy, it is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees.

         The following table sets forth the names of the Board's nominees for election as directors of the Company and of those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each person's age, the year he or she first became a director of the Company's wholly owned subsidiary, The Westwood Homestead Savings Bank (the "Bank"), the expiration of his or her term as a director, and the number of shares of the Common Stock beneficially owned. None of the directors' share ownership exceeded 1% of the Common Stock outstanding as of the Record Date except for Messrs. Brennan and Heimerdinger. All of the individuals were initially appointed as director of the Company in 1996 in connection with the Company's incorporation.

                                                                                    Shares of
                                            Year First                             Common Stock
                                            Elected as                             Beneficially
                              Age at         Director        Current Term          Owned at the
     Name               December 31, 1998  of the Bank        to Expire            Record Date (1)
     ----               -----------------  -----------        ---------            ---------------

                             BOARD NOMINEES FOR TERMS TO EXPIRE IN 2002

Robert H. Bockhorst            60              1984               1999               19,194 (3) (4)

Raymond J. Brinkman            74              1990               1999               19,772 (4)


                                   DIRECTORS CONTINUING IN OFFICE

John B. Bennet, Sr.            66              1982               2000               16,739 (3) (4)

Mary Ann Jacobs                41              1987               2000               22,388 (3) (4)

James D. Kemp                  45              1989               2000               20,739 (4)

Michael P. Brennan             56              1995               2001              106,204 (2)

Carl H. Heimerdinger           84              1947               2001               26,678 (3) (4)

Roger M. Higley                60              1990               2001               21,507 (3) (4)

-------------
(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; and stock in which the individual either has or shares voting and/or investment power. Each person or relative of such person whose shares are included herein exercises sole (or shared with a spouse or other relative) voting and dispositive power as to the shares reported.
(2) Includes 36,032 shares underlying currently exercisable stock options granted under the Option Plan, 11,373 shares awarded through the MRP, 10,520 shares of Common Stock allocated through the Company's ESOP, 30,783 shares beneficially owned in his capacity as trustee of the trust for the Company's Directors' Retirement Plan, 17,000 shares over which Mr. Brennan has direct ownership, and 496 vested shares held by Mr. Brennan's 401k Plan. See "Executive Compensation" and "Director Compensation."
(3) Does not include shares with respect to which the director has voting power by virtue of his or her position as trustee of the trust holding 274,820 shares of the ESOP.
(4)      Includes 6,538, 6,538, 6,538, 6,538, 6,538, 6,538 and 6,538
         shares underlying currently exercisable stock options which are beneficially owned respectively by Directors Heimerdinger, Higley, Bockhorst, Brinkman, Bennet, Jacobs and Kemp.

         Presented below is certain information concerning the directors of the Company and the Bank. Unless otherwise stated, all directors have held the positions for at least the past five years.

         ROBERT H. BOCKHORST has served as a Director of the Bank since 1984. Mr. Bockhorst has been a self-employed real estate investor since 1966. He has retired from real estate appraising. Mr. Bockhorst is currently a member of the Western Hills Exchange Club and the Cheviot-Westwood Kiwanis Club.

         RAYMOND J. BRINKMAN, CPA retired from Deloitte & Touche LLP in 1989 as Senior Manager. He has served as a Director of the Bank since 1990. He is a member of the Saint Aloysius Orphan Society, the American Association of Retired Persons and the Green Township Senior Citizens. Mr. Brinkman is also active in St. Aloysius Gonzaga Parish.

         JOHN B. BENNET, SR. is Vice-Chairman of the Board of Directors of the Bank. Dr. Bennet was elected to the Board of Directors in 1982 and has served as Vice-Chairman since February 1985. Dr. Bennet was a self-employed dentist from 1958 until his retirement in December 1995.

         MARY ANN JACOBS has served as Secretary and a Director of the Bank since 1987. Ms. Jacobs is a Partner of the law firm Ritter and Randolph. Her current civic activities include serving as a member of the Llanfair Retirement Community Board, the Wesley Hall Community Board, the Cincinnati Housing Partners Board, and the Cincinnati Law Library Board of Trustees. She is also an Elder of the Westminster Presbyterian Church and a member of the CheviotWestwood Kiwanis.

         JAMES D. KEMP has served as a Director of the Bank since 1989. He is Branch Manager of the Cincinnati Office of the investment firm of Hilliard Lyons. Mr. Kemp has been a stockbroker with Hilliard Lyons since 1983. Mr. Kemp was employed by Westwood Homestead from 1976 to 1983, and served in various capacities including assistant manager, staff appraiser and Treasurer.

         MICHAEL P. BRENNAN has been President, Chief Executive Officer, and a member of the Board of Directors of Westwood Homestead since February, 1995. Prior to joining the Bank, Mr. Brennan was President and Chief Executive Officer and Director of Deer Park Federal Savings and Loan Association, Cincinnati, Ohio. He is currently on America's Community Bankers' National Technology Committee. His past civic activities include serving on the Board of Directors of the Exchange Club of Fairfield, as Community Advisor for Deer Park Schools, as Chairman and member of the Tri-State League of Financial Institutions, and as Director of the Greater Cincinnati Mortgage Counseling Service. Mr. Brennan is an active runner who participates in local road races. He founded "The Great Bearcat Run" for the benefit of the University of Cincinnati, his alma mater.

         CARL H. HEIMERDINGER completed 51 years as a member of the Westwood Homestead Board of Directors, he served as President from 1981 to February 1995, and he has served as Chairman of the Board since February 1995. He was Treasurer of the Cincinnati Public Schools from 1964 until his retirement in 1980. His past professional activities incluede: State President in 1972 and charter member of the Ohio Association of School Business Officials; 1973-74 President of Ohio Council for Education; and 1980-85 Treasurer of Cincinnati School Foundation. Mr. Heimerdinger's current and past civic activities include serving as past president and member of the Exchange Club of Cincinnati since 1972 and Treasurer of the Salem Presbyterian Church since 1984.

         ROGER M. HIGLEY has served as a Director of the Bank since 1990. Dr. Higley also serves as President of Gray's History of Wireless Museum Inc. at WCET. Dr. Higley has been a self-employed dentist since 1969. He also serves on the Board of Directors of the Greater Cincinnati Amateur Radio Society Inc.


--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

         The Board of Directors of the Company meets periodically as needed. During the year ended December 31, 1998, the Board held 24 meetings. No director attended fewer than 75% of the total number of Board meetings held during the year ended December 31, 1998 and the total number of meetings held by committees on which such director served during such fiscal year.

         The Company does not have a Nominating Committee. Under the Company's Bylaws, the board of directors acts as a nominating committee for selecting the management nominees for election as directors. The full Board of Directors served as a nominating committee for the nominees chosen for election as directors at the Meeting. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees nor, subject to the procedural requirements set forth in the Company's Articles of Incorporation and Bylaws, established any procedures for this purpose.

         The Company's Audit Committee consists of directors Brinkman (Chairman), Heimerdinger and Kemp. The Audit Committee is responsible for reviewing the Bank's auditing program, overseeing the quarterly regulatory reporting process by annually reviewing the process with the chief financial officer, overseeing the Bank's internal compliance audits as necessary, receiving and reviewing the results of each external audit, reviewing managements response to auditors' recommendations, and reviewing management's reports on cases of financial misconduct by employees, officers or directors. The Audit Committee met three times in fiscal 1998.

         The Company's Compensation Committee consists of directors Bennet (Chairman), Bockhorst, Brinkman, Heimerdinger, Higley, Jacobs and Kemp. This committee monitors the Company's compensation plans and practices and specifically designates compensation levels for the Bank's executive officers. The Compensation Committee met four times during fiscal 1998.


--------------------------------------------------------------------------------
                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

         The Committee, which consists entirely of outside, non-employee Directors, establishes and regularly reviews executive compensation levels and policies. The Committee's objective in determining executive compensation is to attract, retain and motivate Executive Officers for the long-term success of the Company. The Committee believes the compensation levels of the Company's Executive Officers are competitive and in line with those of comparable companies. In furtherance of this objective, the Bank's executive compensation program currently consists of salary and bonus.

         Base salaries are reviewed and adjusted annually following review of the Company's performance during the previous year, individual contributions to that performance and levels of responsibility. Bonuses are paid quarterly based on the weighted average of budget goals achieved in the completed quarter. To align Executive Officers' interests more closely with that of shareholders of the Company, the Committee annually considers the granting of stock options and management recognition awards. The Company also maintains an Employee Stock Ownership Plan in which Executive Officers are permitted to participate, which allows Executives to receive awards of common stock, provided certain eligibility requirements are met.

         In evaluating the performance of CEO Michael P. Brennan for 1998, the Committee utilized the "Monitoring CEO Performance" format developed by Professional Bank Services, which involved reviewing Mr. Brennan's performance according to a variety of criteria, including: success in establishing the Company's strategic direction; building the Company's and Bank's management team; leadership qualities; and employee, community, investor and regulatory relations. The Committee also considered the Company's level of improvement in profitability during 1998 and Mr. Brennan's total compensation in relation to relevant peer groups. Based on its assessment of all these factors, the Committee approved continuing the base salary of the CEO and payment of a bonus per the Bank's bonus plan.

         During 1998, the Committee approved the grant of options to purchase 7,000 shares of Common Stock to Mr. Brennan. The Committee's decision was based on its recognition that options previously granted to the CEO and other executives had no value based on the market price of the Common Stock and its desire to further align the CEO's interests with those of shareholders generally.


                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                            John B. Bennet, Sr.
                                            Robert H. Bockhorst
                                            Raymond J. Brinkman
                                            Carl H. Heimerdinger
                                            Roger M. Higley
                                            Mary Ann Jacobs
                                            James D. Kemp

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the indicated periods to the President and Chief Executive Officer of the Bank. No other executive officer of the Bank had total compensation during the last fiscal year exceeding $100,000.

                                                                             Long-Term
                                                                        Compensation Awards
                                                                        -------------------
                                            Annual Compensation      Restricted    Securities
Name and                    Fiscal          -------------------        Stock       Underlying          All Other
Principal Position           Year          Salary        Bonus       Awards (1)      Options          Compensation
------------------          ------         ------        -----      ------------   -----------        ------------

Michael P. Brennan           1998         $130,000      $18,362             --        7,000 (2)        $ 46,256 (4)
  President and Chief        1997         $125,000      $16,917        $485,155      86,582 (3)        $103,122 (5)
  Executive Officer          1996         $110,000      $25,000             --           --            $  6,405 (6)

-------------
(1) 11,374 shares of restricted Common Stock awarded under the MRP are currently vested. An additional 5,687 shares will vest annually over three years. At December 31, 1998, Mr. Brennan held 28,434 shares of restricted stock with a value, based on the closing sale price of the Common Stock as reported on the Nasdaq National Market on December 31, 1998, of $9.50 per share. Dividends are payable on these shares if and to the extent paid on the Common Stock generally.
(2) 1,400 of the shares underlying these stock options are immediately exercisable. Over the next four years options to purchase 5,600 shares will vest annually.
(3) 34,632 of the shares underlying these stock options are immediately exercisable. Over the next three years options to purchase 17,316 shares will vest annually.
(4) For the 1998 fiscal year, includes 4,869 shares allocated under the ESOP at a value of $9.50 per share.
(5) For the 1997 fiscal year, includes 6,066 shares allocated under the ESOP at a value of $17.00 per share.
(6)      Consists of unused vacation and personal days.


         Option Grants in Last Fiscal Year. The following table contains information concerning the grant of stock options under the Company's Stock Option Plan to the Chief Executive Officer during fiscal 1998.

                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                         -------------------------------------

                                Individual Grants
                                -----------------
                                                                                   Potential Realizable
                      Number of             % of Total                               Valued at Assumed
                      Securities             Options                               Annual Rates of Stock
                      Underlying            Granted to      Exercise                Price Appreciation
                      Options              Employees in     or Base    Expiration     for Option Term
Name                  Granted (1)          Fiscal Year       Price        Date          5%        10%
----                  ------------       ---------------   ---------   -----------   -------     -----

Michael P. Brennan          7,000             20%          $ 10.00       10/20/08     $3,500     $7,000

------------

(1) Mr. Brennan's option to purchase 7,000 shares, granted on October 20, 1998, is immediately exercisable for 20% of the underlying shares and becomes exercisable for the remaining 80% of the shares on the second through the fourth anniversary of the date of grant. To the extent not already exercisable, the options generally become immediately exercisable in the event of a change of control in the Company.

         YEAR-END OPTIONS/SAR VALUES. The following table sets forth information concerning the number and potential realizable value at the end of the fiscal year of options held by the Chief Executive Officer. Mr. Brennan did not exercise any options during the fiscal year 1998.


                                         Number of Securities                     Value of Unexercised
                                      Underlying Unexercised                   In-the-Money Options/SARs
                                    Options/SARs at Fiscal Year End          at Fiscal Year-End (1) (2) (3)
                                    -------------------------------        ----------------------------------
Name                                Exercisable      Unexercisable            Exercisable   Unexercisable
----                                -----------      -------------            -----------   -------------

Michael P. Brennan                     36,032           57,550                    $   -0-         $   -0-


(1) Mr. Brennan's option to purchase 86,852 shares, granted on September 29, 1997, is immediately exercisable for 40% of the underlying shares and becomes exercisable for the remaining 60% of the shares on the third through the fourth anniversary of the date of grant. To the extent not already exercisable, the options generally become immediately exercisable in the event of a change in control of the Company.
(2) Mr. Brennan's option to purchase 7,000 shares, granted on October 20, 1998, is immediately exercisable for 20% of the underlying shares and becomes exercisable for the remaining 80% of the shares on the second through the fourth anniversary of the date of grant. To the extent not already exercisable, the options generally become immediately exercisable in the event of a change of control in the Company.
(3) The value of these options was zero at December 31, 1998, since the exercisable price of the options exceeded the market price of the Common Stock on that date (based on the $9.50 closing sale price of the Common Stock on that date as reported on the Nasdaq National Market).



         EMPLOYMENT AGREEMENT. In February 1995, the Bank entered into an employment agreement (the "Employment Agreement") with Mr. Michael P. Brennan, who serves as its Chief Executive Officer and President (the "Executive"). The Employment Agreement was amended in connection with the Bank's conversion from mutual to stock form to add the Company as a party jointly and severally liable for the Bank's obligations, and to update its definition of a change in control to take into account the Company's formation. The Executive is responsible for overseeing all operations of the Bank and for implementing the policies adopted by the Bank's Board of Directors. The Board of Directors believes that the Employment Agreement assures fair treatment of the Executive in relation to his position with the Bank by assuring him of some financial security.

         The Employment Agreement became effective on February 23, 1995 for a term of three years, with an annual base salary of $110,000. On each anniversary from the date of commencement of the Employment Agreement, the term of the Executive's employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board that the performance of the Executive has met the required performance standards and that such Employment Agreement should be extended. The Employment Agreement provides the Executive with a salary review by the Board not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and personal leave. The Employment Agreement is terminable by the Bank for "cause" as defined therein, in which event no severance benefits are available. If the Bank terminates the Executive for any reason other than cause, retirement, death, disability, or expiration of the Agreement, the Executive will be entitled to a continuation of his salary from the last day of the month following the date of the event of termination through the remaining term of the Employment Agreement. If the Employment Agreement is terminated due to the Executive's disability, the Executive will be entitled to a continuation of his salary for up to 30 days. If the Executive is disabled for a continuous period exceeding 30 days, the Bank may terminate the Employment Agreement, in which event the Executive shall be entitled to receive secondary disability benefits under any group or individual disability benefit program maintained by the Bank. In the event of the Executive's death during the term of the Employment Agreement, his estate will be entitled to receive his salary through the remaining term of the Employment Agreement.

         The Employment Agreement contains provisions stating that if the Executive terminates employment after a change in control of the Bank or the Company, for any reason other than cause, retirement, disability, death, expiration of the Agreement, or otherwise a change in the present capacity or circumstances in which the Executive is employed, or a reduction in compensation or other benefits provided under this Agreement without the Executive's written consent, theExecutive will be paid, in addition to the continuation of the Executive's compensation and benefits through the expiration of the Agreement, an amount equal to 2.99 times the Executive's average annual compensation for the most recent five taxable years before the change in control, provided such payments do not constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended. In the event such payments would constitute an excess parachute payment, they would be reduced accordingly. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or the Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Employment Agreement, a change in Control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute at least a majority of the Board of the Company or the Bank, unless the election of the replacement directors was approved by at least a majority of the initial directors then in office.

--------------------------------------------------------------------------------
                             DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

         The Company's non-employee directors received fees of $16,400 in 1998 in compensation for service provided to the Bank. The Chairman of the Board received an additional $5,000 for his duties as Chairman. Employee directors do not receive board fees. Chairman of the Board and Former Chief Executive Officer of the Bank, Carl Heimerdinger, received an additional $3,750, pursuant to an agreement with the Bank that expired at the end of 1998. Director Brinkman received an additional $2,500 per year for his position as internal auditor during 1998. Director Higley received an additional $2,500 per year for his position as security officer during 1998.

         Non-employee directors also receive payment for medical insurance costs. During fiscal year 1998, outside directors received as a reimbursement or premium paid in the amount of $27,000 for these costs.

         DIRECTORS' RETIREMENT PLAN. The Bank maintains a Directors' Retirement Plan, the terms of which were approved by the Company's shareholders at a special meeting held on December 23, 1996. Under this plan, a bookkeeping account in each participant's name is credited, on a quarterly basis, with an amount equal to the sum of ([iota]) the quarterly accrual attributable to the participant, ([iota][iota]) any appreciation or depreciation on the balance of the participant's account during the calendar quarter, with the investment return measured by the director's choice between the rate of return on certificates of deposit and the Company's Common Stock, and ([iota][iota][iota]) a retirement adjustment which will arise if the director terminates service on the Board prior to the crediting of all quarterly accruals scheduled to be made to his or her account. Benefits under this plan increase with the length of a director's service on the Bank's Board. During 1998, the Bank credited approximately $19,000 to the directors' accounts in this plan.

--------------------------------------------------------------------------------
                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

         The graph which follows shows the cumulative total return on the Common Stock since the commencement of trading of the Common Stock on September 27, 1996 compared with the cumulative total return of ([iota]) SNL Midwest Thrifts Index; and ([iota][iota]) the Standard & Poors 500 Index. Cumulative total return on the stock or the index equals the total increase in value since September 27, 1996, assuming reinvestment of all dividends paid on the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested at the closing price on September 27, 1996 in the Common Stock and in each of the indices. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

                        WESTWOOD HOMESTEAD SAVINGS BANK

                              MARCH 10,1999 PROXY

Data points for graph:

--------------------------------------------------------------------------------
             WEHO                 SNL MIDWEST         S&P 500
                                 THRIFT INDEX
--------------------------------------------------------------------------------
09-27-96     100.00                 101.00             102.00
12-31-96     121.25                 117.28             108.50
12-31-97     207.80                 189.02             144.24
12-31-98     136.60                 174.64             184.31
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     RELATIONSHIP WITH INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

         KPMG Peat Marwick LLP was the Company's independent certified public accountant for the 1998 fiscal year. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement, if so desired.

         On December 21, 1998, with the recommendation of the Audit Committee, the Board of Directors decided to terminate the appointment of KPMG Peat Marwick LLP ("KPMG") as principal accountants for the Company upon completion by KPMG of the audit for the year ended December 31, 1998 and the issuance of the auditors report thereon. KPMG has served as principal accountants for the Company since 1989. This change in principal accountants is intended to be effective for the year ended December 31, 1999.

         In connection with the audits of the two fiscal years ended December 31, 1998 and 1997, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which if not resolved to the satisfaction of KPMG, would have caused them to refer to the nature of such disagreements in their reports on the consolidated financial statements of the Company. The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 1998 and 1997 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         On December 21, 1998, the Board of Directors approved and appointed Crowe Chizek & Company LLP as the Company's principal accountants for the year ended December 31, 1999. Crowe Chizek & Company LLP will be engaged as principal accountants upon completion by KPMG of the audit for the year ended December 31, 1998 and issuance of the auditors' report thereon.

--------------------------------------------------------------------------------
                          BENEFICIAL OWNERSHIP REPORTS
--------------------------------------------------------------------------------

         Pursuant to regulations promulgated under the Exchange Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. All insiders filed timely reports. To the Company's knowledge based on its review of the reports filed, all such persons filed timely reports.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of the Board of Directors.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

         The Company's Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                            STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 3002 Harrison Avenue, Cincinnati, Ohio 45211-5789, no later than November 10, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.



                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  MARY ANN JACOBS
                                  SECRETARY

Cincinnati, Ohio
March 10, 1999
--------------------------------------------------------------------------------
                                  FORM 10-K
--------------------------------------------------------------------------------
A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, WESTWOOD HOMESTEAD FINANCIAL CORPORATION, 3002 HARRISON AVENUE, CINCINNATI, OHIO 45211-5789.
--------------------------------------------------------------------------------